As filed with the U.S. Securities and Exchange Commission on December 13, 2021

Registration No. 333-259129

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Yoshitsu Boueki Kabushiki Kaisha

(Exact name of registrant as specified in its charter)

Yoshitsu Co., Ltd

(Translation of Registrant’s name into English)

Japan	5990	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Harumi Building, 2-5-9 Kotobashi,

Sumida-ku, Tokyo, 130-0022

Japan

+81356250668

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 800 Third Avenue, Suite 2800 New York, NY 10022 212-530-2206	David Danovitch, Esq. Angela Gomes, Esq. Sullivan& Worcester LLP 1633 Broadway New York, NY 10019 212-660-3000

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to Be Registered	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(6)
Ordinary shares(2)(4)	6,900,000	$6.00	$41,400,000	$4,516.74
Representative warrants(5)	—	—	—	—
Ordinary shares underlying the representative warrants	300,000	$7.20	$2,160,000	$235.66
Total	7,200,000	—	$43,560,000	$4,752.40

(1)	American depositary shares (“ADSs”) issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-259717). Each ADS represents one ordinary share.

(2)	Includes (a) ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their option to purchase additional ADSs to cover over-allotments, if any, and (b) all ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States. Offers and sales of ordinary shares outside the United States are being made pursuant to Regulation S under the Securities Act of 1933, as amended, and are not covered by this registration statement.

(3)	Estimated solely for the purpose of determining the amount of registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

(4)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution from share splits, share dividends, or similar transactions.

(5)	The Registrant will issue to the representative of the several underwriters warrants to purchase a number of ADSs equal to an aggregate of 5% of the ADSs sold in the offering, excluding any ADSs issued upon exercise of the underwriters’ over-allotment option. The exercise price of the representative’s warrants is equal to 120% of the offering price of the ADSs offered hereby. The representative’s warrants are exercisable at any time, and from time to time, in whole or in part, beginning from six months after the date of issuance and expiring on the fifth-year anniversary of the commencement of sales of ADSs in the offering.

(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Yoshitsu Co., Ltd is filing this Amendment No. 3 (this “Amendment No. 3”) to its Registration Statement on Form F-1 (File No. 333-259129), originally filed on August 27, 2021 (the “Registration Statement”), as an exhibit-only filing solely to file Exhibits 5.1, 23.1, and 23.2, as indicated in the Exhibit Index of Part II of the Registration Statement, to replace the previously filed Exhibits 5.1, 23.1, and 23.2. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement, and the exhibits being filed with this Amendment No. 3. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan, on December 13, 2021.

Yoshitsu Co., Ltd

By:	/s/ Mei Kanayama
Mei Kanayama
Representative Director and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mei Kanayama	Representative Director and Director	December 13, 2021
Name: Mei Kanayama	(Principal Executive Officer)

/s/ Youichiro Haga	Director and Corporate Officer	December 13, 2021
Name: Youichiro Haga	(Principal Accounting and Financial Officer)

*	Director	December 13, 2021
Name: Sen Uehara

*	Director	December 13, 2021
Name: Yoji Takenaka

*	Director	December 13, 2021
Name: Tetsuya Sato

*	Director	December 13, 2021
Name: Yukihisa Kitamura

*By:	/s/ Mei Kanayama
Name: Mei Kanayama
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY on December 13, 2021.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.

EXHIBIT INDEX

Description
1.1**	Form of Underwriting Agreement

3.1**	Articles of Incorporation of the Registrant (English translation)

3.2**	Form of Amended and Restated Articles of Incorporation of the Registrant (English translation)

3.3**	Form of Regulations of the Board of Directors of the Registrant (English translation)

3.4**	Form of Regulations of the Board of Corporate Auditors (English translation)

4.1**	Specimen Certificate for Ordinary Shares

4.2**	Form of the American depositary receipt (included in Exhibit 4.3)

4.3**	Form of Deposit Agreement among the Registrant, The Bank of New York Mellon, as depositary, and the holders and beneficial owners of ADSs issued thereunder

4.4**	Form of the Representative’s Warrants (included in Exhibit 1.1)

5.1*	Opinion of Soga Law Office regarding the validity of Ordinary Shares being registered

10.1**	English Translation of Loan Agreement dated December 21, 2020, by and between the Tokyo Higashi Shinkin Bank and Yoshitsu

10.2**	English Translation of Revolving Mortgage Agreement dated December 27, 2018, by and between Toei Shinkin Bank and Yoshitsu

10.3**	English Translation of Loan Agreement dated June 30, 2016, by and between Japan Finance Corporation and Yoshitsu

10.4**	English Translation of Loan Agreement dated June 8, 2017, by and between Japan Finance Corporation and Yoshitsu

10.5**	English Translation of Subordinated Loan Agreement dated June 22, 2018, by and between Japan Finance Corporation and Yoshitsu

10.6**	English Translation of Loan Agreement dated May 12, 2020, by and between Japan Finance Corporation and Tokyo Lifestyle

10.7**	English Translation of Loan Agreement dated November 30, 2020, by and between MUFG Bank and Yoshitsu

10.8**	Second Amended and Restated Shareholders’ Agreement of Trademark License Agreement dated March 29, 2021, by and between Yoshitsu and Valur Holding LLC

10.9**	Second Amended and Restated Shareholders’ Agreement of Trademark License Agreement dated March 29, 2021, by and between Yoshitsu and Jacato Holding Inc.

10.10**	Trademark License Agreement dated March 26, 2021, by and between Yoshitsu and Valur Holding LLC

10.11**	Trademark License Agreement dated March 26, 2021, by and between Yoshitsu and Jacato Holding Inc.

10.12**	English Translation of Form of Supplier Agreement

10.13**	English Translation of Loan Agreement dated January 29, 2021, by and between the Tokyo Higashi Shinkin Bank and Yoshitsu

10.14**	English Translation of Loan Agreement dated March 22, 2021, by and between the Tokyo Higashi Shinkin Bank and Yoshitsu

10.15**	English Translation of Loan Agreement dated March 26, 2021, by and between BOT Lease Co., Ltd. and Yoshitsu

10.16**	English Translation of Summary of Loan Agreement dated September 25, 2020, by and among a consortium of banks and Yoshitsu

10.17**	English Translation of Summary of Loan Agreement dated May 31, 2021, by and between MUFG Bank and Yoshitsu

10.18**	English Translation of Summary of Loan Agreement dated July 21, 2021, by and between Tokyo Higashi Shinkin Bank and Yoshitsu

10.19**	English Translation of Loan Agreement dated July 30, 2021, by and between Tokyo Higashi Shinkin Bank and Yoshitsu

10.20**	English Translation of EC Site Operation Business Assignment Agreement dated January 31, 2020, by and between Seihinkokusai and Yoshitsu

10.21**	English Translation of Lease Agreement dated March 22, 2021, by and between Seihinkokusai and Yoshitsu

10.22**	English Translation of Agency Payment Agreement dated January 1, 2021, by and between YST (HK) Limited and Yoshitsu

10.23**	English Translation of Entrusted Service Agreement dated April 23, 2020, by and between Qingzhiliangpin and Yoshitsu

10.24**	Trademark License Agreement dated March 26, 2021, by and between Yoshitsu and Tokyo Lifestyle Limited

10.25**	Second Amended and Restated Shareholders’ Agreement of Trademark License Agreement dated March 29, 2021, by and between Yoshitsu and Tokyo Lifestyle Limited

10.26**	Trademark License Agreement dated March 17, 2021, by and between Yoshitsu and Fancy Lifestyle Limited

10.27**	Second Amended and Restated Shareholders’ Agreement of Trademark License Agreement dated March 29, 2021, by and between Yoshitsu and Fancy Lifestyle Limited

10.28**	English Translation of Summary of Term Loan Agreement dated August 26, 2021, by and between Yoshitsu and MUFG Bank

10.29**	English Translation of Subscription Agreement dated December 17, 2020, by and between Yoshitsu and SHUR Co., Ltd

10.30**	English Translation of Subscription Agreement dated February 12, 2021, by and between Yoshitsu and Grand Elec-Tech Limited

10.31**	English Translation of Summary of Revolving Credit Facility Loan Agreement dated September 27, 2021, by and among a consortium of banks and Yoshitsu

10.32**	English Translation of Distribution Agreement dated March 24, 2020, by and between Yoshitsu and Golden Synergy Limited, as supplemented

10.33**	English Translation of Pinduoduo Cooperation Agreement dated March 11, 2020, by and between Yoshitsu and Shenzhen Yuanji E-commerce Co., Ltd, as supplemented

10.34**	English Translation of Qian Yan Advertising Media (Shenzhen) Co., Ltd. Operation Agreement dated August 20, 2020, by and among Yoshitsu, YST (HK) Limited, and Qian Yan Advertising Media (Shenzhen) Co., Ltd., as supplemented

10.35**	English Translation of Tmall Operation Agency Service Agreement dated September 1, 2020, by and between Yoshitsu and Hong Kong Ice Culture Creative Co. Limited, as supplemented

10.36**	English Translation of Lease Agreement dated June 25, 2021, by and between Seihinkokusai and Yoshitsu

10.37**	English Translation of Summary of Subordinated Loan Agreement dated October 5, 2021, by and between Yoshitsu and Mezzanine Solution No. 4 Investment Limited Partnership

21.1**	Subsidiaries of the Registrant

23.1*	Consent of Friedman LLP

23.2*	Consent of Soga Law Office (included in Exhibit 5.1)

23.3**	Consent of GFE Law Office (included in Exhibit 99.3)

24.1**	Powers of Attorney (included on signature page)

99.1**	Code of Business Conduct and Ethics of the Registrant

99.2**	Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

99.3**	Opinion of GFE Law Office

*	Filed herewith.
**	Previously filed.